As filed with the Securities and Exchange Commission on April 17, 2014

Registration Nos. 333-35425, 333-108473, 333-126872, 333-139796, 333-155407, 333-168458, 333-171395, 333-181580, 333-188150,

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-35425)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-108473)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-126872)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-139796)
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (No. 333-155407)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-168458)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-171395)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-181580)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-188150)

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

HI-TECH PHARMACAL CO., INC.

(Exact name of Registrant as specified in its charter)

Delaware		11-2638720
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
369 Bayview Avenue
Amityville, New York 11701
(Address of Principal Executive Offices)

Hi-Tech Pharmacal Co., Inc. Amended and Restated Stock Option Plan
Hi-Tech Pharmacal Co., Inc. 1994 Directors Stock Option Plan
Hi-Tech Pharmacal Co., Inc. 2009 Stock Option Plan
Hi-Tech Pharmacal Co., Inc. 2012 Incentive Compensation Plan

(Full Title of the Plan)

Joseph Bonaccorsi
General Counsel
Akorn, Inc.
1925 W. Field Court, Suite 300
Lake Forrest, IL 60045
(847) 279-6100
(Name and address of agent for service)

Copy to:

Keith S. Crow P.C. and
Joshua M. Zachariah
Kirkland & Ellis, LLP
601 Lexington Avenue
New York, NY 10022
(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the registration statements set forth below (collectively, the “Registration Statements”) filed by Hi-Tech Pharmacal Co., Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on the dates set forth below, and are filed to deregister all securities that were previously registered and have not been sold or otherwise issued as of the date of these Post-Effective Amendments under the Hi-Tech Pharmacal Co., Inc. Amended and Restated Stock Option Plan, Hi-Tech Pharmacal Co., Inc. 1994 Directors Stock Option Plan, Hi-Tech Pharmacal Co., Inc. 2009 Stock Option Plan, Hi-Tech Pharmacal Co., Inc. 2012 Incentive Compensation Plan, as the case may be, and for which the Registration Statements had remained in effect:

•	Registration Statement on Form S-8 (No. 333-35425) filed on September 11, 1997

•	Registration Statement on Form S-8 (No. 333-108473), filed on September 3, 2003

•	Registration Statement on Form S-8 (No. 333-126872), filed on July 25, 2005

•	Registration Statement on Form S-8 (No. 333-139796), filed on January 4, 2007

•	Registration Statement on Form S-8 (No. 333-155407) filed on November 17, 2008 (as amended on November 17, 2008)

•	Registration Statement on Form S-8 (No. 333-168458) filed on August 2, 2010

•	Registration Statement on Form S-8 (No. 333-171395) filed on December 23, 2010

•	Registration Statement on Form S-8 (No. 333-181580) filed on May 22, 2012

•	Registration Statement on Form S-8 (No. 333-188150) filed on April 26, 2013

On April 17, 2014, pursuant to that certain Agreement and Plan of Merger dated as of August 26, 2013, by and among the Company, Akorn, Inc. (“Akorn”) and Akorn Enterprises, Inc., a wholly owned subsidiary of Akorn (“Purchaser”), Purchaser was merged with and into the Company (the “Merger”), and the Company, as the surviving corporation in the Merger, became a wholly owned subsidiary of Akorn.

As a result of the Merger, any offerings pursuant to the Registration Statements have been terminated. In accordance with the undertaking contained in the Registration Statements pursuant to Item 512(a)(3) of Regulation S-K, the Company is filing these Post-Effective Amendments to remove from registration, by means of a post-effective amendment, any of the registered securities which remain unsold under the Registration Statements as of the date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on this 17th day of April, 2014.

HI-TECH PHARMACAL CO., INC.

By: /s/ Joseph Bonaccorsi

Name: Joseph Bonaccorsi

Title: Secretary

Note:  No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.